UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

ONTRAK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ONTRAK, INC.
2120 Colorado Ave., Suite 230
Santa Monica, CA 90404
(310) 444-4300
____________________________________________________

NOTICE OF INTENT TO CONVENE IN VIRTUAL MEETING FORMAT THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON AUGUST 10, 2021

Dear Stockholders of Ontrak, Inc.:

You are invited to participate in the 2021 Annual Meeting (the “Annual Meeting”) of stockholders of Ontrak, Inc., a Delaware corporation (“Ontrak” or the “Company”), to be held on Tuesday, August 10, 2021 at 10:00 a.m. Pacific Time. Due to our continuing concerns about protecting the health and well-being of our stockholders and employees in the evolving public health environment relating to the coronavirus pandemic, the Board of Directors has determined to convene and conduct the Annual Meeting on Tuesday, August 10, 2021 at 10:00 a.m. Pacific Time, in a virtual meeting format at https://web.lumiagm.com/250638678. Stockholders will NOT be able to attend the Annual Meeting in-person. The accompanying Proxy Statement includes instruction on how to access the virtual Annual Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity. At the Annual Meeting, we will consider and vote upon the following items:

1.	To elect eight (8) Directors to hold office until the next annual meeting and until their respective successors are elected and qualified (the “Board Election Proposal”);
2.	To ratify the appointment of EisnerAmper LLP as Ontrak’s independent registered public accounting firm for the 2021 fiscal year (the “Auditor Ratification Proposal”);
3.	To conduct a non-binding advisory vote on the compensation of named executive officers (the “Say-on-Pay Proposal”); and
4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

The board of directors of Ontrak has fixed the close of business on June 14, 2021 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

You are cordially invited to participate in the Annual Meeting. Whether or not you expect to participate in the Annual Meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Annual Meeting. If you have requested physical materials to be mailed to you, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience to use if you choose to submit your proxy by mail. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Only stockholders of record at the close of business on the record date may vote at the Annual Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about June 30, 2021.

By order of the Board of Directors,

/s/ Terren S. Peizer
Terren S. Peizer
Executive Chairman

Santa Monica, California
June 30, 2021

ONTRAK, INC.
_____________________________________

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) are available for viewing, printing and downloading at https://ontrak-inc.com/financial-information.html and on our website at www.ontrak-inc.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

The Notice of Annual Meeting, Proxy Statement and proxy card and the 2020 Annual Report are first being mailed to our stockholders on or about June 30, 2021.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT, THE VIRTUAL ANNUAL
MEETING AND VOTING

Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Ontrak, Inc., a Delaware corporation (sometimes referred to as “we,” “our,” “us,” the “Company,” the “Corporation” or “Ontrak”), of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof.
How may I participate in the virtual Annual Meeting?
To participate in the virtual Annual Meeting, go to https://web.lumiagm.com/250638678 at 10:00 a.m. PDT on August 10, 2021.
If you are a stockholder of record as of June 14, 2021, the record date (the “Record date”) for the Annual Meeting, you should click on “I have a login,” enter the control number found on your proxy card you previously received, and enter the password “ontrak2021” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Ontrak’s common stock you beneficially held as of the Record Date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Time on August 2, 2021.

If I already submitted a proxy, do I have to vote again?

No. If you already submitted a proxy, your vote will be counted and you do not need to submit a new proxy or vote online at the virtual Annual Meeting.

If I have not yet submitted a proxy, may I still do so?

Yes. If you have not yet submitted a proxy, you may do so by (a) visiting www.voteproxy.com and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

May I revoke a previously submitted proxy or otherwise change my vote at the virtual Annual Meeting?

Yes. You may change or revoke your vote by writing to us, by submitting another properly signed proxy card with a more recent date, or by voting again by the telephone or Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted.

Unless revoked, a proxy will be voted at the virtual meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of the eight nominees identified in the Proxy Statement as directors, FOR the ratification of EisnerAmper LLP as Ontrak’s independent registered public accounting firm for the 2021 fiscal year and FOR the non-binding advisory vote to approve the compensation paid to Ontrak's named executive officers.

How do I vote at the virtual Annual Meeting?

Stockholders of record; Shares registered directly in your name.

If you are a stockholder of record, you may vote online at the virtual Annual Meeting on August 19, 2021 or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Annual Meeting and vote online at the virtual Annual Meeting on August 10, 2021, if you choose.

•	To vote online at the virtual Annual Meeting on August 10, 2021, follow the instructions above under “How do I participate in the Annual Meeting?” click on “I have a login,” enter the control number found on your proxy card you previously received, and enter the password “ontrak2021” (the password is case sensitive).
•	To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you do not have the prepaid envelope, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.
•	To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
•	To vote via the Internet, please go to www.voteproxy.com and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on August 9, 2021. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received by the Company before the date of the Annual Meeting or attend the virtual Annual Meeting to vote your shares online.

Beneficial owner; Shares held in account at brokerage, bank or other organization.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card as instructed by your broker, bank or other agent to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone depending on your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on August 2, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Annual Meeting and vote your shares at https://web.lumiagm.com/250638678 during the meeting. The password for the meeting is ontrak2021. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Who can help answer any other questions I might have?
If you have any questions concerning the virtual Annual Meeting (including accessing the meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of the Company’s common stock, please contact our transfer agent:
American Stock Transfer & Trust Company, LLC
The Notice of Annual Meeting, 2020 Annual Report, Proxy Statement and form of Proxy Card are available at:
https://ontrak-inc.com/financial-information.html

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 14, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 18,590,895 shares of Ontrak’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If on June 14, 2021 your shares were registered directly in your name with Ontrak’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are the “stockholder of record.” Whether or not you plan to participate in the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote via the Internet or by telephone to ensure your vote is counted.

If on June 14, 2021 your shares were held in a stock brokerage account or by a bank or other similar organization, then you are considered the “beneficial owner” of those shares. These proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to participate in the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares online at the virtual Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

1.	To elect eight (8) Directors to hold office until the next annual meeting and until their respective successors are elected and qualified (the “Board Election Proposal”);
2.	To ratify the appointment of EisnerAmper LLP as Ontrak’s independent registered public accounting firm for the 2021 fiscal year (the “Auditor Ratification Proposal”);
3.	To conduct a non-binding advisory vote on the compensation of named executive officers (the “Say-on-Pay Proposal”); and
4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If your card does not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors, unless your shares are held in street name and you fail to provide your broker, bank or other agent, as applicable, with voting instructions on proposals 1 and 3, in which case your shares will be voted as "broker non-votes" on such proposal as described below. Ontrak does not expect that any matters other than the election of Directors and the other proposals described herein will be brought before the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Annual Meeting by:

•	giving written notice that you are revoking your proxy to the Secretary, Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404;
•	delivering a properly completed proxy card with a later date, or vote by telephone or on the Internet at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the Annual Meeting); or
•	attending and voting online at the virtual Annual Meeting (note, simply attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other agent that is the holder of record and following its instructions.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by the Secretary prior to the Annual Meeting and, in the case of internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on August 9, 2021.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate and book-entry form. If you are a beneficial owner, you will receive voting instructions from your broker, bank or other agent that is the holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, by contacting the Secretary of Ontrak, Inc.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, and broker non-votes.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal No. 2, the Auditor Ratification Proposal, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1, the Board Election Proposal and Proposal No. 3, the Say-on-Pay Proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

What is the quorum requirement for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if the holders of majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. On the Record Date, there were 18,590,895 shares outstanding and entitled to vote. Thus, 9,295,448 shares must be represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If there is no quorum, a majority of the shares so represented may adjourn the Annual Meeting to another time or date.

How many votes are required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. 1 -- Board Election Proposal	Plurality of votes cast	No
Proposal No. 2 – Auditor Ratification Proposal	Majority of votes cast	Yes
Proposal No. 3 – Say-on-Pay Proposal	Majority of votes cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered votes cast under our Amended and Restated Bylaws or under the laws of Delaware (our state of incorporation).

Proposal No. 1 - Board Election Proposal; plurality vote

Directors are elected by a plurality of votes cast. This means that Directors who receive the most “For” votes are elected. There is no “Against” option and votes that are “withheld” or not cast, including broker non-votes, are not counted as votes “For” or “Against.” If a Director nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee of the Board in any future decision on Director Nominations.

Proposal No. 2 - Auditor Ratification Proposal; majority vote

The votes cast “For” must exceed the votes cast “Against” to approve the Auditor Ratification Proposal. Abstentions will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 2.

Proposal No. 3 - Say-on-Pay Proposal; majority vote

Under our Amended and Restated Bylaws, the Say-on-Pay Proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation and Nominating Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 3.

Abstentions and broker non-votes will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 3.

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the persons named in the proxy card will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, unless your votes constitute broker non-votes, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;
•	FOR the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year; and
•	FOR the non-binding advisory vote to approve the compensation of our named executive officers.

Do I have cumulative voting rights?

No, our Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Am I entitled to dissenter rights or appraisal rights?

No, our stockholders are not entitled to dissenters’ rights or appraisal rights under the Delaware General Corporation Law for the matters being submitted to stockholders at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date of this Proxy Statement, we did not know of any matters to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your proxy card grants authority to the proxy holders to vote on such matters in their discretion.

Can I access the Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report via the Internet?

Yes, this Notice of Annual Meeting, Proxy Statement and the 2020 Annual Report are available on our website at www.ontrak-inc.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to your home or business, and also gives you an electronic link to the proxy voting site.

Stockholders of Record: You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at www.amstock.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

Ontrak will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission or by other means of communication. Directors, officers or employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Nominees

We currently have a Board consisting of eight directors. There are eight (8) nominees for director to be voted on at the 2021 Annual Meeting. All of the nominees are current Directors and have consented to serve as Directors. Each Director to be elected will hold office until the next annual meeting and until his or her respective successor is elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. Should a nominee become unable to serve or should a vacancy on the Board occur before the 2021 Annual Meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board, unless your shares are treated as a broker non-vote. In the vote on the election of the Director nominees, stockholders may vote “FOR” nominees or “WITHHOLD” votes from nominees. The eight (8) Director nominees receiving the highest number of “FOR” votes will be elected as Directors. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of the election.

The persons appointed by the Board as proxies intend to vote for the election of each of the below director nominees, unless you indicate otherwise on the proxy or voting instruction card or if your vote is treated as a broker non-vote. Set forth below is biographical and other information about the Director nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominations and Governance Committee and the Board to determine that each nominee should serve as a Director.

Our Board unanimously recommends that you vote “FOR” the nominees named below.

Name	Age	Position	Director Since
Terren S. Peizer	61	Chairman of the Board and Executive Chairman	2003
Richard A. Berman	76	Director, Chairman of the Audit Committee, and Member of the Nominations and Governance Committee	2014
Michael Sherman	61	Director, Chairman of the Compensation Committee and Chairman of the Nominations and Governance Committee	2017
Edward Zecchini	60	Director, Compensation Committee Member	2018
Diane Seloff	57	Director and Audit Committee Member	2018
Robert Rebak	54	Director, Nominations and Governance Committee Member	2019
Gustavo Giraldo	49	Director, Member of the Audit Committee and Member of the Compensation Committee	2019
Katherine Quinn (1)	56	Director, Member of the Nominations and Governance Committee	2020
__________
(1) Ms. Quinn was appointed to serve as a member of the board of directors on August 10, 2020.

Terren S. Peizer is the founder of our Company and an entrepreneur, investor, and financier with a particular interest in healthcare, having founded and successfully commercialized several healthcare companies. He has served as Chairman of the Board of Directors since the Company’s inception in 2003 through April 11, 2021. Effective April 12, 2021, Mr. Peizer was appointed to serve as the Executive Chairman, and continues to serve as Chairman of the Board. Mr. Peizer is also the founder, Chairman and CEO of NeurMedix, Inc., a biotechnology company with a focus on inflammatory, neurological and neuro-degenerative diseases. In addition to his roles with Ontrak, Inc. and NeurMedix, Inc. he is also Chairman and CEO of the biotech company, BioVie, Inc., a company focused on the end stage liver disease ascites. Mr. Peizer is also Executive Chairman of Verde, Inc., a company producing 100% plant-based, compostable, and biodegradable plastic. He is also Executive Chairman of the mobility company EVmo, Inc. and the mobility delivery company ZipMo, Inc. He also is Executive Chairman of the blockchain company, Casper Labs, Inc. Mr. Peizer is Chairman of Acuitas Group Holdings, LLC, (“Acuitas”) his personal investment vehicle, and holding company that is the owner of all of his portfolio company interests. Through Acuitas, Mr. Peizer owns Acuitas Capital, LLC, an industry leader in investing in micro and small capitalization equities, having invested over $1.5 billion directly into portfolio companies. Mr. Peizer has been the largest beneficial shareholder of, and has held various senior executive positions with, several other publicly traded growth companies, including having served as Chairman of Cray, Inc., a supercomputer company recently sold to Hewlett Packard, Inc. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston, and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

We believe Mr. Peizer’s qualifications to serve on our board of directors include his role as an investor and executive positions in several private and public companies, including numerous companies in the healthcare field. He has extensive knowledge and experience in the financial and healthcare industries and provides extensive insight and experience with capital markets and publicly traded companies at all stages of development.

Richard A. Berman has served as the Company’s director since 2014. He is the Associate Vice President of Strategic initiatives for the University of South Florida Research and Innovation, visiting professor of social entrepreneurship in the Muma College of Business, and a professor in the institute of innovation and advanced discovery. As a recognized global leader, Mr. Berman has held positions in health care, education, politics and management. He has worked with several foreign governments, the United Nations, the U.S. Department of Health and Welfare, the FDA, and as a cabinet level official for the state of New York. He has also worked with McKinsey & Co, NYU Medical Center, Westchester Medical, Korn-Ferry International, Howe-Lewis International and numerous startup companies. In 1995, Mr. Berman was selected by Manhattanville College to serve as its tenth President. Mr. Berman is credited with the turnaround of the College, where he served until 2009. Mr. Berman serves on the board of several organizations and is an elected member of the National Academy of Medicine of the National Academy of Sciences (Formerly known as the Institute of Medicine). Mr. Berman received his BBA, MBA, and MPH from the University of Michigan and holds honorary doctorates from Manhattanville College and New York Medical College.

We believe Mr. Berman’s qualifications to serve on our board of directors include his extensive experience as an executive in several healthcare firms. In addition, as a board member of a health plan we believe he has an understanding of our customer base and current developments and strategies in the health insurance industry.

Michael Sherman has served as the Company’s director since July 2017. He has worked in finance for over 30 years, having last served as a Managing Director in Investment Banking, at Barclays Plc. Prior to Barclays, Mr. Sherman was at Lehman Brothers, Inc. and Salomon Brothers Inc. Mr. Sherman specialized in equity capital markets and covered Healthcare companies, in addition to companies in other sectors. Mr. Sherman also is currently a Board Member at BioVie, Inc., a specialty pharmaceutical company. Mr. Sherman began his career in finance as a lawyer at Cleary, Gottlieb, Steen & Hamilton in New York City and Hong Kong.

We believe that Mr. Sherman’s qualifications to serve on our board of directors include his experience in the banking and securities industry, and his experience in the healthcare industry.

Edward Zecchini has served as the Company’s director since October 2018. Mr. Zecchini currently serves as Managing Member of IT Analytics LLC. Prior to that, Mr. Zecchini served as Chief Information Officer at Remedy Partners, Inc. from April 2014 to October 2019, Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, from May 2010 to March 2014. Earlier in his career he held senior level positions at HealthMarkets, Inc., Thomson Healthcare and SportsTicker, Inc. Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries. Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York at Oswego. Mr. Zecchini’s business expertise, including his background and extensive experience in information technology and management makes him well-qualified to serve as a member of the board of directors. He is also a Director of Cryoport Inc. Mr. Zecchini became a member of the Cryoport, Inc. (NASDAQ: symbol “CYRX.”) board of directors in September 2013 and serves as Chairman of the Compensation Committee and member of the Audit Committee and Scientific and Technology Committee

We believe Mr. Zecchini’s qualifications to serve on our board of directors include his experience in the healthcare industry, and his current and past experience in numerous private and publicly traded companies.

Diane Seloff has served as the Company’s director since October 2018. She is currently an Operating Partner with Russell Street Ventures. Most recently she was the Interim Chief Operating Officer at CareBridge and was part of the founding leadership team from October 2019 through December 2020. She served as Chief Operating Officer at Aspire Health from October 2013 through August 2019 including engaged in the sale to Anthem in June of 2018 and led the integration with Anthem and CareMore. As Aspire Health’s Chief Operating Officer, Ms. Seloff built all the corporate functions for the company in its first two years and was responsible for running and transforming Aspire Health’s operations. She previously held senior executive roles in operations and development at other healthcare services and technology companies, including Vanderbilt University Medical Center from October 2007 to July 2013. Ms. Seloff began her career as a management consultant—first at Arthur Andersen & Company and later at KPMG Peat Marwick. Ms. Seloff possesses over 25 years of experience in the broader healthcare industry and has diverse experience in operations, human capital, finance, technology, strategic planning and business development in healthcare, financial services, and logistics. Ms. Seloff received her MBA from Columbia University in 1990 and received her BS in Engineering from University of Michigan in 1984.

We believe Ms. Seloff’s qualifications to serve on our board of directors include her extensive experience as an executive in several healthcare firms. In addition, as a board member we believe she has an understanding of our customer base and current developments and strategies in the health insurance industry.

Robert Rebak has served as the Company’s director since July 2019. Mr. Rebak currently serves as the Chief Executive Officer of Forefront Telecare, a behavioral telehealth company serving seniors in health systems, long-term care facilities, and home health settings across the US, where he has been responsible for company vision, strategy, growth, culture, and overall operating performance since January 2019. From June 2016 to June 2018, he served as the President and Chief Executive Officer of AbleTo (acquired in May 2020 by Optum), a behavioral telehealth company serving adult health plan members nationwide. From November 2014 to March 2016, he served as President, Consumer Solutions for Sharecare, a health and wellness patient engagement platform. He joined Sharecare through its acquisition of QualityHealth, a digital patient acquisition and engagement platform, where he was Chairman and Chief Executive Officer from February 2009 to

November 2014. Mr. Rebak previously served as Managing Partner of Rosetta, from June 2005 to January 2007. He joined Rosetta through its acquisition of SimStar, where he served as President of the healthcare-specific digital marketing firm from February 1999 to June 2005. He has raised over $60 million in growth capital from both strategic and financial investors and has led two successful company sale transactions. Mr. Rebak has previously served on both private equity backed company and not-for-profit Boards, and currently serves as a Board Director of The Quell Foundation. Mr. Rebak holds an MBA in Finance and Marketing from the University of Chicago Booth School of Business and a BA in History and Economics from Vanderbilt University.

We believe Mr. Rebak’s qualifications to serve on our board of directors include his experience in the digital health, telehealth, and behavioral health sectors of the healthcare industry.

Gustavo Giraldo has served as the Company’s director since November 2019. Mr. Giraldo currently serves as the Regional Vice President and the Head of Latin America for Centene Corporation. From April 2016 to December 2019, Mr. Giraldo served as the president of behavioral and specialty health at Magellan Healthcare, where he has been responsible for the strategic development and profitable growth of Magellan Healthcare’s health plan, employer, provider segments, state carve-out behavioral health and federal markets. From April 2015 to April 2016, Mr. Giraldo served as the Chief Operating Officer for Chubb’s Latin American life, accident and health business where he was responsible for the lead sales and distribution for a division of the company. He served as the Chief Operating Officer of Cigna’s Chinese life insurance joint venture from September 2001 to March 2015, and the Founder and Regional Managing Director for Cigna’s Asian health insurance businesses. Mr. Giraldo has more than 20 years of leadership in the insurance industry, including a track record of initiating, leading and growing domestic and global healthcare businesses. Mr. Giraldo earned his bachelor’s degree in mathematics from The Florida State University in 1996 and his master’s degree in business administration from the University of Pennsylvania’s Wharton School of Business in 2006.

We believe Mr. Giraldo’s qualifications to serve on our board of directors include his experience in the healthcare industry and his current and past experience in numerous private and publicly traded companies.

Katherine Quinn has served as the Company’s director since August 2020. Ms. Quinn currently serves as Vice Chairman and Chief Administrative Officer of US Bancorp, a 70,000 employee and $547 billion enterprise, where she is responsible for corporate strategy, customer experience and digital technology since April 2017 and was the Executive Vice President, Chief Strategy and Reputation Officer of US Bancorp from September 2013 to April 2017. Prior to joining US Bancorp, Ms. Quinn served as Senior Vice President and Chief Marketing Officer of Wellpoint, Inc. (now Anthem, Inc.), Chief Marketing and Strategy Officer of the Hartford, Senior Vice President of Strategy at Cigna, Senior Vice President of Product Development at Cigna, and Corporate Director of Product Management and Development at PacifiCare Health Systems. Ms. Quinn earned her Master of Business Administration degree from the University of Phoenix and her bachelor’s degree from Hunter College in New York City.

We believe Ms. Quinn’s qualifications to serve on our board of directors include her experience as an executive at one of the leading banking institutions in the United States as well as her past experience as an executive in the healthcare industry.

Plurality Voting

Under Delaware law and Ontrak’s Amended and Restated Bylaws, a vote by a plurality of the shares voting is required for the election of Directors. Under plurality voting, nominees who receive the most “For” votes are elected; there is no “Against” option and votes that are “withheld” or not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee in any future decision on nominations.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It selects the Executive Chairman and Chief Executive Officer, or person or persons performing similar functions, and other members of the senior management team, and provides an oversight function for the Executive Chairman's and Chief Executive Officer’s execution of overall business strategy and objectives. The Board acts as an advisor and counselor to senior management and validates business strategy and direction. The Board’s primary function is to monitor the performance of senior management and facilitate growth and success by providing mentoring and actionable business advice honed by substantial substantive knowledge of the Company’s business and history tempered with significant outside business experience.

Our Amended and Restated Bylaws state that the number of Directors shall be determined from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders. In all elections for Directors, every stockholder shall have the right to vote the number of shares owned by such stockholders for each director to be elected. A director or the entire Board, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors. Vacancies in the Board may be filled by a majority of the Directors or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill the vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed by the Board to fill the vacancy shall serve until the next meeting of stockholders at which directors are elected.

Code of Ethics

Our Board of Directors has adopted a code of ethics applicable to our Executive Chairman, Chief Executive Officer, Chief Financial Officer and persons performing similar functions. Our code of ethics is accessible under the “Investors-Governance” section of our website at www.ontrak-inc.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics will be included in a Current Report on Form 8-K that will be filed with the SEC within four business days following the date of the amendment or waiver.

Independence of the Board of Directors

Our common stock is traded on the NASDAQ Global Market. The Board of Directors has determined that seven of the members of the Board of Directors qualify as “independent,” as defined by the listing standards of the NASDAQ. Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of the director's family members, and the Company, its senior management and its independent auditors, the Board has determined further that Messrs. Berman, Giraldo, Quinn, Rebak, Seloff, Sherman and Zecchini are independent under the listing standards of NASDAQ. In making this determination, the Board of Directors considered that there were no new transactions or relationships between its current independent directors and the Company, its senior management and its independent auditors since last making this determination.

Each member of our Board of Directors serving on our Audit, Compensation and Nominations and Governance Committees is “independent” within the meaning of the applicable NASDAQ listing standards and has the requisite financial or other business experience required of such positions.

2020 Meetings and Attendance

During 2020, the Board held six (6) meetings. All Directors attended at least 75% or more of the aggregate number of meetings of the Board and Board Committees on which they served.

Committees of the Board of Directors

Audit Committee

Our Audit Committee currently consists of three directors, Messrs. Berman, Giraldo and Ms. Seloff, with Mr. Berman serving as the Chairperson of the Audit Committee. The Audit Committee held 5 meetings during the 2020 year. The Board of Directors has determined that each of the members of the Audit Committee are independent as defined by the NASDAQ rules, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Exchange Act, and that Mr. Berman qualifies as an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K. The duties and responsibilities of the Audit Committee include (i) selecting, evaluating and, if appropriate, replacing our independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation and (iv) overseeing related auditing matters.

A copy of the Audit Committee’s written charter is publicly available through the “Investors-Governance” section of our website at www.ontrak-inc.com.

Nominations and Governance Committee

Our Nominations and Governance Committee currently consists of four members, Messrs. Berman, Rebak and Sherman and Ms. Quinn, with Mr. Sherman serving as the Chairperson of the Committee. The Nominations and Governance Committee held 5 meetings during 2020. The Board of Directors has determined that each of the members of the Nominations and Governance Committee are independent as defined by the NASDAQ rules. The Committee nominates new directors and periodically oversees corporate governance matters.

The charter of the Nominations and Governance Committee provides that the Committee will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act, and other applicable rules and regulations. Recommendation materials are required to be sent to the nominations and governance committee c/o Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. Although our board of directors does not maintain a specific policy with respect to board diversity, our nominations and governance committee believes that our Board members and the candidates that it nominates to serve on our Board offer a broad range of perspectives, backgrounds and experiences to serve the interest of our shareholders.

The Nominations and Governance Committee considers director candidates that are suggested by members of the board of directors, as well as management and stockholders. The Committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others (as schedules permit), a meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board of directors an analysis with respect to particular recommended candidates. The Nominations and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

A copy of the Nominations and Governance Committee’s written charter is publicly available through the “Investors-Governance” section of our website at www.ontrak-inc.com.

       Compensation Committee

The Compensation Committee currently consists of three directors, Messrs. Giraldo, Sherman and Zecchini, with Mr. Sherman serving as the Chairperson of the Committee. During 2020, the Compensation Committee held 6 meetings. The

Board of Directors has determined that each member of the Committee is independent as defined by the NASDAQ rules. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation of our Executive Chairman and Chief Executive Officer and reviews and approves the compensation of our other executive officers.

A copy of our Compensation Committee's written charter is publicly available through the “Investors-Governance” section of our website at www.ontrak-inc.com.

Executive Officers

The following sets forth information regarding our executive officers as of June 14, 2021. For information regarding Terren S. Peizer, our Executive Chairman, see “The Nominees” above.

Jonathan Mayhew has served as our Chief Executive Officer since April 2021. Prior to joining the Company, Mr. Mayhew most recently served as Executive Vice President and Chief Transformation Officer of CVS Health, where he had enterprise-wide oversight of the entire portfolio of CVS business transformation initiatives and played a key role in shaping CVS Health’s integrated value story. Previously, he was President of U.S. Markets for the Aetna Health Care Business, where he was responsible for $52 billion in revenue and $4.3 billion in operating income for all commercial and Medicare lines of business. Prior to joining Aetna, Mr. Mayhew was a founding principal, CEO and President of Freedom Disability. Mr. Mayhew holds a degree from Providence College.

Brandon H. LaVerne has served as the Company’s Chief Financial Officer since March 2020. Prior to joining the Company, Mr. LaVerne worked at PCM, Inc. from October 1998 until its sale in August 2019 and most recently served as its Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary between July 2007 and August 2019. Prior to joining PCM, Inc. Mr. LaVerne worked as the Corporate Accounting Supervisor for Computer Sciences Corporation from September 1996 to October 1998, and started his career with Deloitte & Touche LLP in September 1993. Mr. LaVerne received his Bachelor of Science in Accounting from University of Southern California and is a Certified Public Accountant. Mr. LaVerne replaced Christopher Shirley, who served as the Company's Chief Financial Officer from May 2017 to March 2020.

Robert Newton has served as the Company’s General Counsel and Secretary since October 2020. Prior to joining the Company Mr. Newton served as the Executive Vice President, Chief Legal Officer and Secretary of PCM, Inc. from June 2004 until its sale in August 2019. From August 1990 to June 2004, Mr. Newton held Partner, Of Counsel and associate positions with several large international law firms practicing in the general business, M&A and corporate securities practice areas, including as a partner of a leading international healthcare firm, McDermott, Will & Emery, where Mr. Newton’s client representation included a disease management company and multiple publicly traded provider practice management companies. Mr. Newton received his J.D. in 1990 from the University of Texas at Austin School of Law, with honors, and his B.B.A in Finance in 1987 From the University of Texas at Austin, with highest honors.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of our equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us regarding the filing of required reports, we believe that all Section 16(a) reports applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2020 were timely filed, except that an initial report of ownership was filed late by Mr. Newton and statement of changes in beneficial ownership were filed late for Messrs. LaVerne, Medeiros, Berman, Sherman, Rebak and Giraldo.

 Anti-Hedging Policy

We have adopted an insider trading policy that includes a provision restricting trading of any interest or provision relating to the future price of our securities, such as a put, call or short sale.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid during the last two fiscal years ended December 31, 2020 and 2019 to the following Executive Officers of the Company, who are referred to as the “Named Executive Officers”:

•Terren S. Peizer, our Chairman of the Board and Chief Executive Officer (1)
•Brandon H. LaVerne, our Chief Financial Officer
•Robert Newton, our General Counsel and Secretary

				Stock/Option	All Other
				Award	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(4)	($)(5)	Total ($)

Terren S. Peizer	2020	$450,000	$—	$—	$17,786	$467,786
Chairman of the Board and Chief Executive Officer (1)	2019	450,000	—	—	13,233	463,233

Brandon H. LaVerne	2020	276,232	—	1,420,586	—	1,696,818
Chief Financial Officer (2)

Robert Newton	2020	48,275	—	3,928,264	—	3,976,539
General Counsel and Secretary (3)
__________

(1)	Mr. Peizer served as the Chairman of the Board and Chief Executive Officer of the Company through April 11, 2021, and was appointed to serve as Executive Chairman of the Company as of April 12, 2021. Mr. Peizer continues to serve as Chairman of the Board.
(2)	Mr. Brandon LaVerne was appointed to serve as the Chief Financial Officer of the Company on March 16, 2020.
(3)	Mr. Robert Newton was appointed to serve as the General Counsel and Secretary of the Company on October 19, 2020.
(4)	Represents the aggregate grant date fair value of stock and option awards, valued in accordance with ASC 718, awarded to each of the named executive officers for each respective year. For a detailed discussion of the assumptions made in the valuation of stock and option awards, please see Notes 2 and 9 of our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended.
(5)	Includes group medical and dental benefits, group life insurance premiums, accidental death, long-term disability insurance and parking, to the extent these amounts exceed $10,000 in the aggregate for each Named Executive Officer.

Narrative Disclosures to Summary Compensation Table

Executive Employment Agreements

Chief Executive Officer

We entered into a five-year employment agreement with our Executive Chairman (formerly Chief Executive Officer through April 11, 2021), Terren S. Peizer, effective as of September 29, 2003, which automatically renews after each five-year term. Mr. Peizer’s annual base salary was $450,000 in each of 2020 and 2019. Effective January 1, 2021, Mr. Peizer’s annual base salary was increased to $650,000. Mr. Peizer is also eligible for an annual bonus targeted at 100% of his base salary based on goals and milestones established and reevaluated on an annual basis by mutual agreement between Mr. Peizer and the Board of Directors. Mr. Peizer did not receive any annual bonus during the fiscal years ended December 31, 2020 and 2019. His base salary and bonus target will be adjusted each year to not be less than the median compensation of similarly positioned CEO’s of similarly situated companies. Mr. Peizer receives executive benefits including group medical and dental insurance, term life insurance equal to 150% of his salary, accidental death and long-term disability insurance, grossed up for taxes. Mr. Peizer was not granted any equity awards during 2020 and 2019. All unvested options vest immediately in the event of a change in control, termination without good cause or resignation with good reason. In the event that Mr. Peizer is terminated without good cause or resigns with good reason prior to the end of the term, he will receive a lump sum payment equal to the remainder of his base salary and targeted bonus for the year of termination, plus three years of additional salary, bonuses and benefits. If any of the provisions above result in an excise tax, we will make an additional “gross up” payment to eliminate the impact of the tax on Mr. Peizer.

Chief Financial Officer

We entered into a three-year employment agreement with Mr. LaVerne dated March 16, 2020, with an option to renew for an additional three-year term unless terminated by either party within 90 days of the end of the original term. Mr. LaVerne’s annual base salary was $350,000 since his hire. Mr. LaVerne was eligible for an annual bonus target at 50% of his base salary based on achieving certain milestones. Mr. LaVerne did not receive any annual bonus during the fiscal period ended December 31, 2020. Mr. LaVerne received executive benefits, including group medical and dental insurance, term life insurance, accidental death and long-term disability insurance. Mr. LaVerne was granted 150,000 equity awards during 2020. All unvested options vest immediately in the event of a change in control. In the event that Mr. LaVerne is terminated without good cause or resigns for good reason, the option will continue to vest for a period of twelve months following the date of termination, he will receive a lump sum payment equal to six months of his base salary plus a pro-rata share of any bonus earned for the year of termination payable on the six-month anniversary of his termination and will receive COBRA benefits for a period of six months.

General Counsel and Secretary

We entered into a three-year employment agreement with Mr. Newton dated October 19, 2020, with an option to renew for an additional three-year term unless terminated by either party within 90 days of the end of the original term. Mr. Newton’s annual base salary was $250,000 since his hire. Mr. Newton was eligible for an annual bonus target at 40% of his base salary based on achieving certain milestones. Mr. Newton did not receive any annual bonus during the fiscal period ended December 31, 2020. Mr. Newton received executive benefits, including group medical and dental insurance, term life insurance, accidental death and long-term disability insurance. Mr. Newton was granted 100,000 equity awards during 2020, which vest over a three-year period. All unvested options vest immediately in the event of a change in control. In the event that Mr. Newton is terminated without good cause or resigns for good reason, the option will continue to vest for a period of twelve months following the date of termination, he will receive a lump sum payment equal to six months of his base salary plus a pro-rata share of any bonus earned for the year of termination payable on the six-month anniversary of his termination and will receive COBRA benefits for a period of six months.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2020:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	Options (#)	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date
Terren S. Peizer	—	642,307	(1)	$7.50	12/19/27
	—	397,693	(1)	7.50	08/02/28
		1,040,000

Brandon H. LaVerne	—	150,000	(2)	14.38	03/25/30

Robert Newton	—	100,000	(3)	60.16	10/19/30
___________

(1)	Mr. Peizer’s options shall vest on January 1, 2023, if the Volume Weighted Average Price of our common stock is $15.00 for at least twenty trading days within a period of thirty consecutive trading days ending on the trading day prior to January 1, 2023.
(2)	One third of Mr. LaVerne’s stock options vest one-year from grant date and the remaining stock options vest equally over the next 24 months.
(3)	One third of Mr. Newton’s stock options vest one-year from grant date and the remaining stock options vest equally over the next 24 months.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Provisions of our employment and change of control arrangements with the named executive officers and our equity incentive plan or individual award agreements thereunder provide for certain payments to our named executive officers at or following or in connection with a termination of their employment or a change of control of the Company.

The agreements pursuant to which we granted stock options to our executive officers provide for full vesting of their unvested awards in the event of a change of control of our Company.

Under our stock incentive plans, a change of control is deemed to occur upon:

•any persons becoming the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;
•a merger or consolidation of the Company whether or not approved by the Board of Directors, which would result in more than 50% of the total voting power represented by the voting securities; or
•the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval.

The table below sets forth the estimated payments that would be made to each of our named executive officers upon voluntary termination, involuntary termination, a change of control, and death or permanent disability. The actual amounts to be paid out can only be determined at the time of such named executive officer’s separation from the Company. The information set forth in the table assumes, as necessary:
•the termination and/or the qualified change in control event occurred on December 31, 2020 (the last business day of our last completed fiscal year); and
•the price per share of our common stock on the date of termination is $61.79 (the closing market price of our common stock on the NASDAQ Global Market on December 31, 2020.

			Death or
	Voluntary		Permanent		Change of		Involuntary
Name	Termination		Disability		Control		Termination
Terren S. Peizer
Salary, Bonus and Benefits	$334,272	(1)	$352,484	(2)	$334,272	(1)	$3,763,909	(3)
Acceleration of Equity Awards	—		56,461,600	(4)	56,461,600	(4)	56,461,600	(4)
Total	$334,272		$56,814,084		$56,795,872		$60,225,509

Brandon H. LaVerne
Salary, Bonus and Benefits	$—		$—		$—		$187,707	(5)
Acceleration of Equity Awards	—		7,111,500	(4)	7,111,500	(4)	3,950,833	(4)
Total	$—		$7,111,500		$7,111,500		$4,138,540

Robert Newton
Salary, Bonus and Benefits	$—		$—		$—		$137,707	(6)
Acceleration of Equity Awards	—		163,000	(4)	163,000	(4)	163,000	(4)
Total	$—		$163,000		$163,000		$300,707
___________

(1)	Pursuant to the terms of his employment agreement, Mr. Peizer would have received a lump sum amount of approximately $268,000 in accrued vacation grossed up for taxes upon a voluntary termination or a change in control.
(2)	Pursuant to the terms of his employment agreement, Mr. Peizer would have received a lump sum amount of approximately $268,000 in accrued vacation and $15,000 in COBRA benefits for the twelve months following termination grossed up for taxes upon the event of death or permanent disability.
(3)	Pursuant to the terms of his employment agreement, Mr. Peizer would have received three additional years of salary, three years bonus calculated at 100% of his salary, accrued vacation of approximately $268,000, COBRA benefits of approximately $44,000 grossed up for taxes upon an involuntary termination.
(4)	Represents the value of stock options as of December 31, 2020 that would vest upon death or permanent disability, change of control or involuntary termination. Assumes that the vested options are immediately exercised, and the shares received upon exercise are immediately resold at the assumed per share price on the date of termination.
(5)	Pursuant to the terms of his employment agreement, Mr. LaVerne would receive six months base salary upon termination without good cause or for good reason on the six-month anniversary of his termination and COBRA benefits for the six months following his date of termination.
(6)	Pursuant to the terms of his employment agreement, Mr. Newton would receive six months base salary upon termination without good cause or for good reason on the six-month anniversary of his termination and COBRA benefits for the six months following his date of termination.

DIRECTOR COMPENSATION

The following table provides information regarding compensation that was earned or paid to the individuals who served as non-employee directors during the year ended December 31, 2020. Except as set forth in the table, during 2020, directors did not earn nor receive cash compensation or compensation in the form of stock awards, option awards or any other form:

Option Awards
Name	($) (1)
Richard A. Berman	$126,840
Michael Sherman	131,064
Edward Zecchini	114,965
Diane Seloff	114,965
Robert Rebak	372,574
Gustavo Giraldo	125,594
Katherine Quinn (2)	62,599
____________

(1)	Amounts reflect the compensation expense recognized in the Company’s financial statements in 2020 for non-employee director stock options, in accordance with FASB ASC Topic 718. As such, these amounts do not correspond to the compensation actually realized by each director for the period.
(2)	Ms. Quinn was appointed to serve as a member of our board of directors on August 10, 2020.

Our directors are eligible to participate in our equity incentive plans, which are administered by our Compensation Committee under authority delegated by our board of directors. The terms and conditions of option grants to our non-employee directors under our equity incentive plans are and will be determined in the discretion of our Compensation Committee, consistent with the terms of the applicable plan. 2020 compensation to new board members and existing board members whose vesting had completed in 2019 were granted $130,000 worth of the Company’s stock options, plus $20,000 for the Chairman of the Audit Committee and $12,500 for the Chairman of the Compensation Committee and $12,500 for the Chairman of the Nominations and Governance Committee, using the Black-Scholes model with the price struck on the date of grant and vest at the end of each quarter with quarterly vesting subject to attendance at the board meeting unless such absence is excused by the Chairman of the Board. New director grants will be pro-rated based upon when they join the Board. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with attending board or committee meetings.

Outstanding equity awards held by non-employee directors as of December 31, 2020 were as follows:

		Number of	Number of
		Securities	Securities
		Underlying	Underlying		Grand Date
		Unexercised	Unexercised	Option	Fair Market
	Grant	Options	Options	Exercise	Value Options
	Date	Exercisable (#)	Unexercisable (#)	Price	Outstanding ($)
Richard A. Berman	02/17/2015	41,667	—	$13.20	$502,500
	12/19/2017	66,927	—	7.50	112,123
	08/02/2018	41,438	—	7.50	162,890
	02/12/2020	12,071	4,023	16.01	126,840
Michael Sherman	12/19/2017	61,040	—	7.50	102,260
	08/02/2018	37,794	—	7.50	148,566
	02/12/2020	16,630	—	7.50	131,064
Edward Zecchini	12/19/2018	35,647	—	10.11	219,773
	01/04/2019	28,517	21,387	9.51	316,154
Diane Seloff	12/24/2018	35,647	—	9.08	197,295
	01/04/2019	28,517	21,387	9.51	316,154
Robert Rebak	07/16/2019	42,776	42,775	20.27	1,117,722
Gustavo Giraldo	12/02/2019	8,360	—	15.55	79,576
	02/12/2020	5,839	—	16.01	46,018
Katherine Quinn (1)	08/10/2020	2,225	—	59.36	62,599
___________

(1)	Ms. Quinn was appointed to serve as a member of our board of directors on August 10, 2020.

There were a total of 554,667 stock options outstanding to directors as of December 31, 2020, with an aggregate grant date fair value of $3.6 million, the last of which vest in June 2022. There were 40,788 options granted to non-employee directors during 2020 and 243,623 options granted to non-employee directors during 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and right	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,616,314	$14.66	198,636
Equity compensation plans not approved by security holders	—	—	—
Total	3,616,314	14.66	198,636

___________
(1) We adopted our 2017 Stock Incentive Plan (the “2017 Plan”) in 2017. In August 2018, stockholders approved an amendment to the 2017 Plan to provide for an additional 1,400,000 shares to be issued in connection with awards granted thereunder (the “2017 Amended Plan”). Under the 2017 Amended Plan, we can grant incentive stock options, non-qualified stock option, restricted and unrestricted stock awards and other stock-based awards. As of December 31, 2020, 198,636 equity awards remained reserved for future issuance under the 2017 Plan.

Compensation Committee Interlocks and Insider Participation

Currently, our Compensation Committee consists of Messrs. Michael Sherman, Edward Zecchini and Gustavo Giraldo. No member of the Compensation Committee, nor any of our Named Executive Officers, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

No member of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 10, 2021 for (a) each stockholder known by us to own beneficially more than 5% of our common stock (b) our named executive officers listed in the 2020 Summary Compensation Table, (c) each of our directors, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of June 10, 2021 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 18,565,895 shares of common stock outstanding on June 10, 2021.

			Total
		Shares	common
	Common	beneficially	stock	Percent
	stock	owned	beneficially	of
Name of beneficial owner (1)	owned (2)	(3)	owned	class (3)
5% or Greater Stockholders:
ArrowMark Colorado Holdings, LLC (4)	1,023,808	—	1,023,808	5.5%

Directors and Named Executive Officers:
Terren S. Peizer (5)	9,407,218	563,260	9,970,478	52.1%
Richard A. Berman (6)	—	168,567	168,567	*
Michael Sherman (7)	15,550	117,969	133,519	*
Edward Zecchini (8)	—	78,422	78,422	*
Diane Seloff (9)	—	78,422	78,422	*
Robert Rebak (10)	8,200	57,034	65,234	*
Brandon H. LaVerne (11)	—	66,667	66,667	*
Gustavo Giraldo (12)	—	16,383	16,383	*
Katherine Quinn (13)	—	4,409	4,409	*
Robert Newton (14)	—	—	—	*

All current directors, director nominee and executive officers as a group (10 persons)	9,430,968	1,151,133	10,582,101	53.7%

___________

*	Less than 1%
(1)	Except as set forth below, the mailing address of all individuals listed is c/o Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404.
(2)	The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.
(3)	On June 10, 2021, there were 18,565,895 shares of common stock outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after June 10, 2021, is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.
(4)	Based on information contained in Schedule 13G filed on February 16, 2021 by ArrowMark Colorado Holdings, LLC (“ArrowMark”), ArrowMark has sole voting and sole dispositive power with respect to 1,023,808 shares of our common stock. The address for ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado, 80206.
(5)	Consists of 9,407,218 shares of common stock and warrants to purchase 563,260 shares of common stock. 9,407,218 shares of common stock are held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren S. Peizer, and as such, Mr. Peizer may be deemed to beneficially own or control. Mr. Peizer disclaims beneficial ownership of any such securities.
(6)	Includes options to purchase 168,567 shares of common stock, which are exercisable within the next 60 days.
(7)	Consists of 15,550 shares of common stock and options to purchase 117,969 shares of common stock, which are exercisable within the next 60 days.
(8)	Includes options to purchase 78,422 shares of common stock, which are exercisable within the next 60 days.
(9)	Includes options to purchase 78,422 shares of common stock, which are exercisable within the next 60 days.
(10)	Consists of 8,200 shares of common stock and options to purchase 57,034 shares of common stock, which are exercisable within the next 60 days.
(11)	Includes options to purchase 66,667 shares of common stock, which are exercisable within the next 60 days.
(12)	Includes options to purchase 16,383 shares of common stock, which are exercisable within the next 60 days.
(13)	Ms. Quinn was appointed to serve as a member of the Board on August 10, 2020. Includes options to purchase 4,409 shares of common stock, which are exercisable within the next 60 days
(14)	Mr. Newton was appointed to serve as General Counsel and Secretary on October 19, 2020.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review and Approval of Transactions with Related Persons

Either the audit committee or the Board of Directors approves all related party transactions. The procedure for the review, approval or ratification of related party transactions involves discussing the proposed transaction with management, discussing the proposed transaction with the external auditors, reviewing financial statements and related disclosures, and reviewing the details of major deals and transactions to ensure that they do not involve related party transactions. Members of management have been informed and understand that they are to bring related party transactions to the audit committee or the Board of Directors for pre-approval. These policies and procedures are evidenced in the audit committee charter and our code of ethics.

REPORT OF THE AUDIT COMMITTEE

As more fully described in its Charter, the Audit Committee assists the Board of Directors in its oversight of Ontrak’s corporate accounting and financial reporting process and interacts directly with and evaluates the performance of Ontrak’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed Ontrak’s audited consolidated financial statements for the year ended December 31, 2020 and has met with both management and Ontrak’s independent registered public accounting firm, EisnerAmper LLP (“EisnerAmper”), to discuss those consolidated financial statements. The Audit Committee has discussed with EisnerAmper those matters related to the conduct of the audit that are required to be communicated by the independent registered public accounting firm to the Audit Committee under Auditing Standard 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”), including EisnerAmper’s judgments as to the quality, not just the acceptability, of Ontrak’s accounting principles. In addition, the Audit Committee has reviewed and discussed with management the assessment of the effectiveness of Ontrak’s internal control over financial reporting.

The Audit Committee discussed with Ontrak’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met separately with the independent registered public accounting firm, without management present, to discuss the results of its audit, Ontrak’s internal controls and the overall quality of Ontrak’s financial reporting.

The Audit Committee has received from EisnerAmper the required written disclosures and letter regarding its independence from Ontrak, as required by the PCAOB Rule 3526, and has discussed with EisnerAmper its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by EisnerAmper is compatible with maintaining the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of Ontrak for the year ended December 31, 2020 be included in Ontrak’s Annual Report on Form 10-K, as amended, which was filed with the Securities and Exchange Commission on March 9, 2021.

It is not the duty of the Audit Committee to conduct audits, to independently verify management’s representations or to determine that Ontrak’s financial statements are complete and accurate, prepared in accordance with United States generally accepted accounting principles or fairly present the financial condition, results of operations and cash flows of Ontrak. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent audit of the consolidated financial statements, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes. In giving its recommendation to the Board of Directors, the Audit Committee has expressly relied on (i) management’s representation that such financial statements have been prepared in conformity with United States generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm, with respect to such financial statements.

The Audit Committee
Richard A. Berman, Chairman
Gustavo A. Giraldo
Diane Seloff

 The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The following table presents fees for professional audit services rendered by EisnerAmper LLP (“EisnerAmper”) for the audit of the Company’s annual financial statements for the year ended December 31, 2020 and 2019 and fees billed for other services rendered during those periods:

	2020	2019
Audit fees (1)	$323,150	$348,250
Audit-related fees (2)	20,000	—
Tax fees	—	—
All other fees	—	—
Total	$343,150	$348,250
__________
(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2) Fees relating to due diligence services related to acquisition.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF EISNERAMPER LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote, commonly known as “say-on-pay,” to approve the compensation of our named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement in accordance with Securities and Exchange Commission rules. As described more fully in this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers with the skills required to formulate and drive Ontrak’s strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Ontrak’s Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

Ontrak is asking its stockholders to indicate their support of the Company’s executive compensation as described in this Proxy Statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement. The vote is advisory, and therefore is not binding on the Company, our Board or our Compensation Committee in any way.

The Company is presenting the following resolution, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the compensation tables and the related disclosure contained in the Proxy Statement set forth under the caption “The Board Election Proposal—Executive Compensation”.”

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at the 2022 annual meeting of our stockholders (“2022 Annual Meeting of Stockholders”) consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2022 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than March 2, 2022 (120 days prior to the anniversary of this year’s mailing date), to our Corporate Secretary, c/o Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404. If you wish to submit a proposal that is not to be included in the proxy materials for our 2022 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no earlier than March 9, 2022, but no later than April 9, 2022. However, if the date of the 2022 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, August 10, 2022, to be considered for inclusion in proxy materials for our 2022 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate

Secretary, c/o Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404 in a reasonable time before we begin to print and send our proxy materials for the 2022 Annual Meeting of Stockholders. You may view our Amended and Restated Bylaws by visiting the SEC’s internet website at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Ontrak stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or, if you share an address with another Company stockholder and are receiving multiple copies of annual reports and proxy statements but only wish to receive a single copy of such materials, you may:

•	if you are a stockholder of record, direct your written request to our transfer agent, American Stock Transfer and Trust Company, LLC (in writing: Attn: Proxy Dept., 6201 15th Avenue, Third Floor, Brooklyn, NY 11219, U.S.A.; or by telephone: in the United States, 1-800-PROXIES (1-800-776-9437) and outside the United States, 1-718-921-8500); or

•	if you are not a stockholder of record, notify your broker.

Ontrak will promptly deliver, upon request, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our transfer agent if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

By order of the Board of Directors,

/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

Santa Monica, California
June 30, 2021

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC is available without charge upon written request to: Corporate Secretary, c/o Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404.

2021 ANNUAL MEETING OF STOCKHOLDERS OF

ONTRAK, INC.

August 10, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/250638678 (password: ontrak2021) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at the following website:
https://ontrak-inc.com/financial-information.html

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

20830300000000001000 7 081021

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of eight directors, each to serve for a one-year term expiring at the Company's 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Terren S. Peizer
- ○ Richard A.Berman
- ○ Michael Sherman
- ○ Edward Zecchini
- ○ Diane Seloff
- ○ Robert Rebak
- ○ Gustavo Giraldo
- ○ Katherine Quinn

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.	☐	☐	☐
3. To approve the compensation paid to the Company's named executive officers.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2 AND "FOR" PROPOSAL NO. 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ONTRAK, INC.

2120 Colorado Ave., Suite 230
Santa Monica, CA 90404

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 10, 2021, AT 10:00 A.M. (PACIFIC TIME), AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the election of all the nominees listed in Proposal No. 1, "FOR" Proposal No. 2 and "FOR" Proposal No. 3, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Terren S. Piezer and Jonathan Mayhew, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Ontrak, Inc. which the undersigned may be entitled to vote at the 2021 Annual Meeting of Stockholders of the Company to be held virtually at https://web.lumi-agm.com/250638678 (password: ontrak2021), on Tuesday, August 10, 2021, at 10:00 a.m. (Pacific Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side.)

1.1 14475